                                                                     EXHIBIT 2.2




                                AMENDMENT TO THE
                              ACQUISITION AGREEMENT


         This Amendment to the Acquisition Agreement (this "Amendment") is made and entered into on June 1, 2004, by and among World Kitchen (GHC), LLC, a Delaware limited liability company, WKI Holding Company, Inc., A Delaware corporation, World Kitchen, Inc., a Delaware corporation (collectively, "Seller"), Helen of Troy Limited, a Barbados company ("Purchaser") and Helen of Troy Limited, a Bermuda company ("Guarantor").

         WHEREAS, Seller and Purchaser have entered into that certain Acquisition Agreement, dated as of April 29, 2004 (the "Acquisition Agreement"); and

         WHEREAS, Seller and Purchaser desire to amend the Acquisition Agreement in accordance with Section 8.1 thereof.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Purchaser and Seller do hereby agree as follows:

     1. Definitions. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Acquisition Agreement.

     2. Amendment to Section 1.2(iii). Section 1.2(iii) of the Acquisition Agreement is hereby amended by deleting the current section and replacing it with: "all inventories (a) that are located in or are in transit to the retail stores of Seller or its affiliates, including the CorningWare Corelle Revere Factory Stores, (b) that are owned by or in the possession of World Kitchen (Australia) Pty. Ltd. and (c) that are owned by or in the possession of World Kitchen (Asia Pacific) Pte. Ltd.".

     3. Amendment to Section 4.13(a)(iii). Section 4.13(a)(iii) of the Acquisition Agreement is hereby amended by deleting the current section and replacing it with: "the sale of any products by Seller's retail stores (a) which are in the inventory of such stores or in transit thereto as of the Closing Date, (b) which are owned by or in the possession of World Kitchen (Australia) Pty. Ltd. and World Kitchen (Asia Pacific) Pte. Ltd. or (c) which are sold to Seller by Purchaser (or its affiliates) or any transferee of the Business from and after the Closing Date."

     4. Amendment to Section 1.5. Section 1.5 of the Acquisition Agreement is hereby amended by adding, immediately following the first sentence which ends with "are less than $4,000,000", the following: "Seller and Purchaser agree that the final statement of Closing Date Accruals pursuant to Section 1.3 shall be delivered to Purchaser on June 11, 2004, at which time an additional Purchase Price Adjustment will be made, if applicable. Further, to the extent Seller pays or otherwise discharges any amounts represented on the final statement of Closing Date Accruals on or prior to June 11, 2004, Purchaser shall reimburse Seller in full for such amounts on June 11, 2004."

     5. Effect on the Acquisition Agreement.

         (a) On and after the date hereof, each reference in the Acquisition Agreement to "this Agreement", "herein", "hereof", "hereunder" or words of similar import shall mean and be a reference to the Acquisition Agreement as amended hereby.

         (b) Except as specifically amended above in connection herewith, the Acquisition Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     6. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

     7. Headings. The headings in this Amendment are for convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

     8. Counterparts. This Amendment may be executed in multiple counterparts, all of which shall together be considered one and the same agreement.

     9. Further Assurances. Each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by the Acquisition Agreement.



                                             [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers as of the date first written above.

                                   WORLD KITCHEN (GHC), LLC


                                   By: /s/ JOHN SORENSEN
                                       -----------------------------------------
                                       Name: John Sorensen
                                       Title: Treasurer


                                   WKI HOLDING COMPANY, INC.


                                   By: /s/ JOHN SORENSEN
                                       -----------------------------------------
                                       Name: John Sorensen
                                       Title: Treasurer


                                   WORLD KITCHEN, INC.


                                   By: /s/JOHN SORENSEN
                                       -----------------------------------------
                                      Name: John Sorensen
                                      Title: Treasurer


                                   HELEN OF TROY LIMITED (Barbados)


                                    By: /s/GERALD J. RUBIN
                                        ----------------------------------------
                                        Name: Gerald J. Rubin
                                        Title: President


                                    HELEN OF TROY LIMITED (Bermuda)


                                    By: /s/GERALD J. RUBIN
                                        ----------------------------------------
                                        Name: Gerald J. Rubin
                                        Title: President